EXHIBIT 99.2

                                    GUARANTY

         THIS GUARANTY, executed this 29th day of April, 1998, by HEARTLAND TECHNOLOGY, INC. (hereinafter "Guarantor") in favor of ZECAL, INC. ("Zecal" which term shall include Zecal and any successor or assign of Zecal):

                              W I T N E S S E T H:

         WHEREAS, Zecal has sold substantially all of its assets (the "Assets") to Zecal Corp. a wholly owned subsidiary of PG DESIGN ELECTRONICS, INC. ("PG Design"), which is a wholly-owned subsidiary of the Guarantor, pursuant to Acquisition Agreement dated January 29, 1998, and as part of that sale, Zecal Corp. has executed a Promissory Note in the principal amount of One Million One Hundred Thousand ($1,100,000.00) Dollars (the "Note"); and

         WHEREAS, as a condition of the sale of those Assets, Zecal has required the unconditional guaranty of the Guarantor; and

         WHEREAS, Guarantor is the sole shareholder of PG Design which is the sole shareholder of Zecal Corp. and desires to unconditionally guaranty the payment of such Note;

         NOW, THEREFORE, for and in consideration of the above described sale of the Assets of Zecal to Zecal Corp., Guarantor hereby unconditionally guarantees to Zecal full and complete payment when due, whether by acceleration or otherwise, of all indebtedness of Zecal Corp. to Zecal arising under the Note, and all costs of collecting such indebtedness, including reasonable attorneys' fees and disbursements.

         Guarantor hereby waives notice of acceptance of this Guaranty and presentment, demand, protest, notice of protest, diligence in collecting any such indebtedness, and agrees that Zecal, without notice to Guarantor, may modify the terms of the indebtedness, compromise, extend, renew, or forbear to

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enforce payment of any part of all of any such indebtedness, without affecting in any manner its unconditional obligation under this Guaranty.

         Guarantor agrees that no security now or hereafter held by Zecal for the payment of such indebtedness, whether in the nature of a security interest, pledge, lien, assignment, set off, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner Guarantor's unconditional obligation under this Guaranty, and that Zecal, in its sole discretion, without notice to Guarantor, may release, exchange, enforce and otherwise deal with any such security without affecting in any manner Guarantor's unconditional obligation under this Guaranty.

         Guarantor hereby waives any and all legal requirements that Zecal institute any action or proceeding at law or in equity against Zecal Corp., or anyone else, or exhaust its remedies against Zecal Corp. or anyone else, with respect to the Note or with respect to any security held by Zecal, as a condition precedent to bringing an action against the Guarantor upon this Guaranty, and Guarantor expressly agrees that the validity of this Guaranty, and the obligations and liabilities of the Guarantor hereunder, shall in no way be terminated, affected or released by any action of Zecal, including any concession, indulgence, waiver or otherwise.

         Guarantor shall not be released from its obligations hereunder by any act or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a guarantor or surety, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Zecal, or its or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted, or circumstances which may or might vary the risk of or effect the rights or remedies of the Guarantor, or by reason of any further dealings between Zecal Corp. and Zecal, relating to the Note, or otherwise, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements or waivers or any of them; it being the purpose and intent of the parties hereto that the obligations of the Guarantor hereunder are absolute and unconditional under any and all circumstances.

         Notwithstanding any provision of this Guaranty or any other agreements to the contrary, if the Guarantor is or becomes an "insider" or "affiliate" (as defined in Section 101 of Title 11, United States Code, as the name may be amended from time to time ["Bankruptcy Code"]) with respect to Zecal Corp., then Guarantor irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against Zecal Corp. with respect to this Guaranty, whether such rights arise under an express or implied contract or by operation of law, it being the intention of Zecal, Zecal Corp. and Guarantor that Guarantor shall not be (or be deemed to be) a "creditor" (as defined in the Bankruptcy Code) of Zecal Corp. (or any other guarantor) by reason of the existence of this Guaranty in the event that Zecal Corp. becomes a debtor in a proceedings under the Bankruptcy Code. Guarantor warrants and agrees that none of Zecal's rights, remedies or interests shall be directly or indirectly impaired because of its status as an "insider" or "affiliate" of Zecal Corp. and Guarantor shall take such action, and shall execute any document which Zecal may request in order to effectuate this warranty.

         The obligations under this Guaranty may not be assigned or transferred by Guarantor without the express written consent of Zecal.

         IN WITHESS WHEREOF, the Guarantor has executed this Guaranty on the day and year first above written.

                                     HEARTLAND TECHNOLOGY, INC.


                                     By: /s/ Leon F. Fiorentino